Exhibit 99.2

BEACON ROOFING SUPPLY, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

On February 10, 2021, Beacon Roofing Supply, Inc. (the “Company”) completed the previously announced sale of its interior products and insulation businesses (“Interior Products”) to Foundation Building Materials Holding Company LLC (“FBM”), pursuant to an Equity Purchase Agreement, dated as of December 20, 2020 (the “Purchase Agreement”), by and between the Company and ASP Sailor Acquisition Corp. (“ASP”), for $850 million in cash (subject to a working capital and certain other adjustments as set forth in the Purchase Agreement) (the “Transaction”). On January 29, 2021, ASP assigned the Purchase Agreement to FBM.

The following unaudited pro forma consolidated financial statements have been prepared by applying certain transaction accounting adjustments to the Company’s historical consolidated financial statements. The transaction accounting adjustments give effect to the Transaction.

The unaudited pro forma consolidated balance sheet as of December 31, 2020 is presented as if the Transaction occurred on December 31, 2020. The unaudited pro forma consolidated statements of operations for the fiscal years ended September 30, 2020, September 30, 2019 and September 30, 2018 are presented as if the Transaction occurred on October 1, 2017.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent what the Company’s results of operations or financial position would actually have been had this Transaction occurred on the dates noted above, or project its results of operations or financial position for any future periods. The transaction accounting adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on the Company’s results of operations. The actual results may differ materially from the estimates and assumptions within the accompanying unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements and the accompanying notes are based upon and should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020, and its Quarterly Report on Form 10-Q for the three month period ended December 31, 2020, filed with the SEC on February 8, 2021.

BEACON ROOFING SUPPLY, INC.

Unaudited Pro Forma Consolidated Balance Sheet

(In millions, except per share amounts)

	As of December 31, 2020
	As Reported	Transaction Accounting Adjustments		Pro Forma Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$461.4	$821.9	(a)	$1,283.3
Accounts receivable, net	746.4	—		746.4
Inventories, net	952.9	—		952.9
Prepaid expenses and other current assets	330.0	—		330.0
Current assets held for sale	997.0	(997.0)	(b)	—
Total current assets	3,487.7	(175.1)		3,312.6
Property and equipment, net	209.5	—		209.5
Goodwill	1,757.5	—		1,757.5
Intangibles, net	492.6	—		492.6
Operating lease assets	371.8	—		371.8
Deferred income taxes, net	12.4	—		12.4
Other assets, net	2.1	—		2.1
Total assets	$6,333.6	$(175.1)		$6,158.5

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$738.3	$—		$738.3
Accrued expenses	442.2	74.3	(c)	516.5
Current operating lease liabilities	84.0	—		84.0
Current portions of long-term debt/obligations	11.3	—		11.3
Current liabilities held for sale	175.1	(175.1)	(b)	—
Total current liabilities	1,450.9	(100.8)		1,350.1
Borrowings under revolving lines of credit, net	151.7	—		151.7
Long-term debt, net	2,494.1	—		2,494.1
Non-current operating lease liabilities	286.6	—		286.6
Other long-term liabilities	6.3	—		6.3
Total liabilities	4,389.6	(100.8)		4,288.8
Convertible Preferred Stock	399.2	—		399.2
Stockholders' equity:
Common stock	0.7	—		0.7
Additional paid-in capital	1,109.8	—		1,109.8
Retained earnings	463.5	(74.3)	(c)	389.2
Accumulated other comprehensive income (loss)	(29.2)	—		(29.2)
Total stockholders' equity	1,544.8	(74.3)		1,470.5
Total liabilities and stockholders' equity	$6,333.6	$(175.1)		$6,158.5

See accompanying Notes to Condensed Consolidated Financial Information

BEACON ROOFING SUPPLY, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In millions, except per share amounts)

	Year ended September 30, 2020
	As Reported	Transaction Accounting Adjustments (d)	Pro Forma Continuing Operations
Net sales	$6,943.9	$(1,027.2)	$5,916.7
Cost of products sold	5,244.7	(748.5)	4,496.2
Gross profit	1,699.2	(278.7)	1,420.5
Operating expense:
Selling, general and administrative	1,273.0	(207.5)	1,065.5
Depreciation	70.1	(12.0)	58.1
Amortization	321.0	(59.1)	261.9
Total operating expense	1,664.1	(278.6)	1,385.5
Income (loss) from operations	35.1	(0.1)	35.0
Interest expense, financing costs, and other	128.1	0.5	128.6
Loss on debt extinguishment	14.7	—	14.7
Income (loss) before provision for income taxes	(107.7)	(0.6)	(108.3)
Provision for (benefit from) income taxes	(26.8)	(0.2)	(27.0)
Net income (loss)	(80.9)	(0.4)	(81.3)
Dividends on Preferred Stock	24.0	—	24.0
Net income (loss) attributable to common shareholders	$(104.9)	$(0.4)	$(105.3)

Weighted-average common stock outstanding:
Basic	68.8		68.8
Diluted	68.8		68.8
Net income (loss) per share:
Basic	$(1.52)		$(1.53)
Diluted	$(1.52)		$(1.53)

See accompanying Notes to Condensed Consolidated Financial Information

BEACON ROOFING SUPPLY, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In millions, except per share amounts)

	Year ended September 30, 2019
	As Reported	Transaction Accounting Adjustments (d)	Pro Forma Continuing Operations
Net sales	$7,105.2	$(1,109.1)	$5,996.1
Cost of products sold	5,368.6	(800.1)	4,568.5
Gross profit	1,736.6	(309.0)	1,427.6
Operating expense:
Selling, general and administrative	1,311.0	(218.2)	1,092.8
Depreciation	70.7	(10.2)	60.5
Amortization	207.1	(64.2)	142.9
Total operating expense	1,588.8	(292.6)	1,296.2
Income (loss) from operations	147.8	(16.4)	131.4
Interest expense, financing costs, and other	158.6	(5.1)	153.5
Loss on debt extinguishment	—	—	—
Income (loss) before provision for income taxes	(10.8)	(11.3)	(22.1)
Provision for (benefit from) income taxes	(0.2)	(3.0)	(3.2)
Net income (loss)	(10.6)	(8.3)	(18.9)
Dividends on Preferred Stock	24.0	—	24.0
Net income (loss) attributable to common shareholders	$(34.6)	$(8.3)	$(42.9)

Weighted-average common stock outstanding:
Basic	68.4		68.4
Diluted	68.4		68.4
Net income (loss) per share:
Basic	$(0.51)		$(0.63)
Diluted	$(0.51)		$(0.63)

See accompanying Notes to Condensed Consolidated Financial Information

BEACON ROOFING SUPPLY, INC.

Unaudited Pro Forma Consolidated Statement of Operations

(In millions, except per share amounts)

	Year ended September 30, 2018
	As Reported	Transaction Accounting Adjustments (d)	Pro Forma Continuing Operations
Net sales	$6,418.3	$(860.8)	$5,557.5
Cost of products sold	4,825.0	(628.7)	4,196.3
Gross profit	1,593.3	(232.1)	1,361.2
Operating expense:
Selling, general and administrative	1,187.2	(159.2)	1,028.0
Depreciation	60.3	(7.6)	52.7
Amortization	141.2	(33.2)	108.0
Total operating expense	1,388.7	(200.0)	1,188.7
Income (loss) from operations	204.6	(32.1)	172.5
Interest expense, financing costs, and other	136.5	0.2	136.7
Loss on debt extinguishment	—	—	—
Income (loss) before provision for income taxes	68.1	(32.3)	35.8
Provision for (benefit from) income taxes	(30.5)	(5.4)	(35.9)
Net income (loss)	98.6	(26.9)	71.7
Dividends on Preferred Stock	18.0	—	18.0
Net income (loss) attributable to common shareholders	$80.6	$(26.9)	$53.7

Weighted-average common stock outstanding:
Basic	68.0		68.0
Diluted	69.2		69.2
Net income (loss) per share:
Basic	$1.07		$0.71
Diluted	$1.05		$0.70

See accompanying Notes to Condensed Consolidated Financial Information

BEACON ROOFING SUPPLY, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)

Adjustment reflects the estimated pre-tax net cash proceeds from the Transaction as if the closing date were December 31, 2020. The pre-tax net cash proceeds reflect the sales price of $850.0 million less estimated transaction costs and other closing adjustments.

(b)	Adjustment reflects the elimination of the assets and liabilities of Interior Products, which were previously classified as held for sale.
(c)	Reflects estimated income taxes payable upon closing of the Transaction as a result of the recognition of a taxable gain.
(d)	Adjustments reflect the elimination of the operating results of Interior Products reported as discontinued operations.